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                                Exhibit 10.14

         Agreement between the Company and Advanced Contact Solution Inc.


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        THIS AGREEMENT is dated effective as of Monday, September 20, 1999.


BETWEEN:


       SIDEWARE SYSTEMS INC.
       Suite 102 - 930 West 1st Street, North Vancouver, British Columbia, Canada, V7P 3N4

       ("Sideware")


AND:


       ADVANCED CONTACT SOLUTIONS, INC.
       2050 West 190th Street, Suite 210, Torrance, California, USA, 90504

       ("ACS")


WHEREAS:

A. Sideware is the developer of, and owner of all rights associated with, the computer software application known as Dr. Bean;

B. Dr. Bean is a customer service software application that enables businesses operating Internet websites to provide online customer service;

C. ACS is a provider of outsourced customer relationship management services and solutions, including online customer service over the Internet;

D. Sideware, both directly and through its network of Sideware VAR'S, intends to offer outsourced customer service utilizing Dr. Bean to its Dr. Bean customers;

E. Sideware and ACS wish to enter into an agreement whereby ACS will provide outsourced customer service utilizing Dr. Bean to Sideware customers, on a non-exclusive sub-contractor basis, in accordance with the terms and conditions set out below;

NOW THEREFORE, Sideware and ACS, intending to be legally bound, hereby agree as follows:

1.     DEFINITIONS

1.1    In this Agreement:

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       a)     "Account Maintenance Services" means services of the nature specified in section 1.04 of Schedule ""A";

       b) "ACS Services" means the outsourced customer services provided by ACS to Sideware Clients pursuant to this Agreement;

       c) "Commencement Date" means the date on which ACS first begins to provide ACS Services to a Sideware Client pursuant to this Agreement;

       d)     "Contact" means the respective individuals appointed pursuant to
       Article 7 by each party as their points of initial interface;

       e) "Copy" means a reproduction of computer programs and other information onto any medium, whether electronically or otherwise;

       f) "Customer Service Contract" means a contract between Sideware and a Sideware Client pursuant to which ACS Services are provided to the Sideware Client;

       g)     "Derivatives" has the meaning set out in section 6.04;

       h) "Dr. Bean" means the customer service software program developed and owned by Sideware, including documentation relating to the program and all updates and new releases of the program;

       i) "Intellectual Property Rights" includes copyrights, patents, trade marks, service marks, design rights (whether registered or unregistered), moral rights, semiconductor topography rights, trade secrets and all other similar proprietary rights;

       j) "Minimum Monthly Payment" means the amount designated as a minimum monthly payment pursuant to any Customer Service Agreement;

       k) "Sideware Clients" means business organizations which have licensed Dr. Bean from Sideware and have also entered into Client Service Contracts with Sideware, and "Sideware Client" means any one of them; and

       l) "VARs" means Sideware's value-added resellers of Dr. Bean and participants in the Sideware Partner Program, and "VAR" means any one of them.


2.  PROVISION  OF ACS SERVICES

ACS TO PROVIDE ACS SERVICES


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2.01   Subject to the terms and conditions of this Agreement, ACS will provide outsourced ACS Services to Sideware Clients.

SPECIFICATIONS FOR ACS SERVICES

2.02 Each Sideware Client will enter into a Customer Service Contract, which will follow the form of Schedule "A" as closely as practicable.

SERVICE CHANGES REQUESTED BY SIDEWARE CLIENTS

2.03 If any Sideware Client shall request a change in the services which it receives pursuant to its Customer Service Contract, Sideware and ACS will use their best efforts to agree on mutually acceptable changes, in accordance with any applicable procedures set out in the Customer Service Contract between Sideware and the Sideware Client. Sideware will not agree to any changes without the consent of ACS.

SERVICE CHANGES REQUESTED BY SIDEWARE AND ACS

2.04 If at any time it ceases to be reasonably practicable for ACS to provide the ACS Services specified in the Customer Service Contract of any Sideware Client, Sideware will, upon written request from ACS, propose changes in accordance with any applicable procedures set out in the Customer Service Contract. Sideware and ACS will use their best efforts to agree on changes which are mutually agreeable, and which are also agreeable to the Sideware Client. If all parties are not able, within 30 days of the request of ACS, to agree on mutually acceptable changes:

(a) if so requested by ACS, or if Sideware considers it advisable to do so, Sideware shall invoke such procedures as may be available to it under the Customer Service Contract to terminate the Customer Service Contract; and

(b) until the Customer Service Contract is terminated, ACS shall continue to provide services as close as is practicable to those specified in the Customer Service Contract.

SERVICE QUALITY CRITERIA

2.05   In providing ACS Services to Sideware Clients, ACS shall ensure that:

(a) all outsourcing customer service representatives used by ACS will be university level representatives, fluent in the English language;

(b) all outsourcing customer service representatives providing services to Sideware Clients will conduct themselves in a manner which promotes the goodwill of Sideware and the Sideware Clients; and


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(c)   the ACS Services provided in respect of any Customer Service Contract meet the quality criteria set out in such Customer Service Contract.

SOFTWARE AND TRAINING

2.06 Sideware will provide ACS, free of charge, with sufficient copies of Dr. Bean to enable it to provide the required service to Sideware Clients. In addition, Sideware shall:

(a)    provide ACS with no-charge technical support for Dr. Bean;

(b) be responsible for providing Sideware Clients with technical support for Dr. Bean; and

(c) provide to ACS employees such training sessions relating to Dr. Bean as ACS may reasonably require.

With respect to item (c), Sideware will bear the cost of any training
facilities and equipment, and of conducting any training sessions.   ACS will
bear the cost of transportation and living accommodations for its employees. Training will be provided at the location, on the date or dates, and for the number of ACS employees, as Sideware in its discretion specifies after consultation with ACS, which consultation will not be binding on Sideware.

SERVICE REPORTS

2.07 ACS will provide Sideware with such information as Sideware may reasonably require to provide service reports required under Customer Service Contracts.

SOFTWARE LICENSE

2.08 Subject to the terms and conditions set out in this Agreement, Sideware hereby grants to ACS a license to use Dr. Bean solely for the purpose of providing ACS Services to Sideware Clients pursuant to this Agreement. No other rights are granted to ACS in respect of Dr. Bean by this Agreement.

3.  CONTRACTING PROCEDURES

Pre-Contractual Procedures

3.01 Sideware will not enter into any Customer Service Contract with a Sideware Client until Sideware and ACS have completed the following procedures:

(a) Sideware and ACS will agree on an hourly rate charge to be included in the contract for ACS Services.


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(b)    Sideware and ACS will agree upon an estimated number of service hours which, when applied to the hourly rate for ACS Services, will form the basis for a Minimum Monthly Payment to be paid by the Sideware Client in advance.

(c) Sideware and ACS will agree upon a description of the work required to perform the Account Maintenance Services for the Sideware Client, and on:

      (i) the amount to be charged, or the basis for charging, for the Account Maintenance Services; and

      (ii) which party will perform, and be entitled to receive payment for, the Account Maintenance Services.

      Sideware and ACS acknowledge that in the case of Customer Service
       Contracts negotiated by a Sideware VAR, some or all of the Account Maintenance Services may be performed by, and some or all of the payment therefor received by, the Sideware VAR.

(d) Sideware and ACS will agree on the ACS Services to be provided to the Sideware Client, to be included in Schedules "A", "B", and "C" in the Customer Service Contract. Without limiting the generality of the foregoing, Sideware and ACS shall both be satisfied that ACS can practicably perform the ACS Services, and that provision of such ACS Services will be economical at the prices set out in the Customer Service Contract.

(e) Sideware will perform reasonable credit checks on the Sideware Client, and shall provide to ACS such information as Sideware is reasonably able to provide concerning the creditworthiness of the Sideware Client.

(f) If the contract is to be negotiated by a Sideware VAR, the parties shall agree on the functions to be performed by the Sideware VAR and, except where determined elsewhere in this Agreement, the remuneration for the Sideware VAR.

BEST EFFORTS

3.02 The parties will use their best efforts to agree on all matters requiring the parties' agreement to permit Sideware to complete Customer Service Contracts with Sideware Clients, including without limitation the matters set out in section 3.01. The parties agree that owing to the requirements of individual Sideware Clients, Sideware may be required to negotiate changes to the standard form of Customer Service Contract annexed as Schedule "A" hereto. The parties will use their best efforts to agree on commercially reasonable changes, when required. Without limiting the generality of the foregoing, in the event that a Sideware Client is unwilling to pay time-based charges for the ACS Services, the parties will use their best efforts to agree on an alternate method for charging the client, and upon consequential changes to the provisions of Article 4.


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APPROVAL OF FORM OF CONTRACT

3.03 Sideware will not enter into any Customer Service Contract with a Sideware Client until ACS has approved the form of contract. If the matters set out in section 3.01 have been resolved, ACS shall:

(a) respond as expeditiously as possible to any request from Sideware to consent to a form of Customer Service Contract; and

(b)    not withhold its approval unreasonably.


4.  SERVICE PRICING

HOURLY SERVICE CHARGE

4.01 Subject to any adjustment made as provided for in this Agreement, the fees payable to ACS for providing ACS Services will be based on the hourly rate set out in Schedule "B" to this Agreement. The parties acknowledge that this figure has been negotiated in the expectation that corresponding list price charged by Sideware to the Sideware Clients will be the estimated list price set out in Schedule "B". Fees payable to ACS will be calculated and payable in accordance with the provisions of this Article 4.

DEFINITION OF SALES CHANNEL MARGIN

4.02 The Sales Channel Margin shall be equal to the difference between the hourly charge payable by Sideware Clients to Sideware for ACS Services and the hourly charge payable to ACS (as set out in section 4.01, or as otherwise determined or adjusted pursuant to this Agreement).

DIVISION OF SALES CHANNEL MARGIN

4.03   The Sales Channel Margin shall be divided as follows:

(a) In cases where the contract between Sideware and the Sideware Client is negotiated without a Sideware VAR:

              To ACS               -             29%
              To Sideware          -             71%

(b) In cases where the contract between Sideware and the Sideware Client is negotiated by a Sideware VAR, the following division shall prevail initially:

              To ACS               -             29%
              To Sideware          -             57%


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              To Sideware VAR      -             14%

       The division set out above shall continue for so long as the Sideware VAR who negotiated the contract continues to provide Account Maintenance Services to the Sideware Client, or to act as a liaison with the Sideware Client. Thereafter, the division set out in subsection (a) shall apply.

       The parties acknowledge that the division set out above in this subsection (b) may be subject to renegotiation with specific Sideware VAR's.

PAYMENT PROCEDURES

4.04 Payment of the amounts payable to ACS pursuant to this Agreement will be made on the following basis:

(a) As soon as practicable following the receipt of a Monthly Minimum Payment from a Sideware Client, Sideware shall remit to ACS its portion of the Minimum Monthly Payment, which shall be equal (unless otherwise agreed in respect of a specific Sideware Client) to the hourly charge payable to ACS in respect of ACS Services provided to such Sideware Client multiplied by the number of hours which formed the basis for the Minimum Monthly Payment. If a Sideware Client makes only a portion of its required Minimum Monthly Payment, the parties shall divide such payment pro rata in accordance with their respective entitlements.

(b) As soon as practicable following the end of each month ACS will provide to Sideware a full statement of the ACS Services provided during the month to each Sideware Client, such statement to contain sufficient information to enable Sideware to invoice the Sideware Clients. ACS will use its best efforts to provide such information within 5 days following the end of each month.

(c)    As soon as practicable following receipt of the information described in
       (b), Sideware will invoice the Sideware Clients. Sideware will use its best efforts to invoice the Sideware Clients within 5 days following receipt of the information described in (b).

(d) As soon as practicable following receipt of payment from Sideware Clients, Sideware will pay to ACS the amounts owing to ACS for the ACS Services for which Sideware has received payment. Any interest received by Sideware on overdue accounts will be shared between Sideware, ACS, and any applicable VAR in the proportions set out in section 4.03.

(e) Sideware will use commercially reasonable efforts to collect unpaid invoices, and may in its discretion acting reasonably agree to reduce the amount owing in order to effect settlement of the claim. Sideware, ACS, and any applicable VAR will share the settlement proceeds in accordance with their respective entitlements.


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PRICE REVIEW PROCEDURE

4.05 The parties acknowledge that the business to be established and operated pursuant to this Agreement is novel, and that as a result, the parties do not have adequate operating experience on which to base accurate cost or pricing calculations. The pricing provisions set out in this Agreement for ACS Services will be in effect for a period of 180 days from the Commencement Date. 150 days following the Commencement Date, the parties shall begin good faith negotiations to adjust the pricing provisions for ACS Services, with a view to establishing new pricing to take effect 180 days from the Commencement Date. The new pricing will be implemented as follows:

(a) Subject to subsection (b), the new pricing will apply to all new Customer Service Contracts completed subsequent to the effective date for the new pricing.

(b) New pricing established pursuant to this section will not apply to ACS Services being provided in respect of Customer Service Contracts already in place prior to the establishment of the new pricing, until such time as Sideware is able to implement a price adjustment in respect of such Customer Service Contracts.

(c) As soon as practicable Sideware will implement price adjustments in accordance with the applicable procedures set out in its existing Customer Service Contracts, to make the pricing under those Customer Service Contracts consistent with the new pricing established pursuant to this section.


5.  RELATIONSHIP OF THE PARTIES

NO PARTNERSHIP OR JOINT VENTURE

5.01 The relationship between Sideware and ACS is that of contractor/subcontractor. This Agreement is not intended by the parties to constitute or create a joint venture or partnership of any kind. Neither party shall have the authority to bind the other except to the extent, if any, expressly authorized in this Agreement. Neither party shall make any statement or representation to the effect that its relationship with the other party is anything other than as set out in this section.

DISCLAIMER OF EMPLOYMENT

5.02 Neither Sideware's nor ACS's officers, employees or agents shall be deemed officers, direct or indirect employees, or agents of the other.

CONTROL OF ACS

5.03 Subject to section 2.05, ACS shall have exclusive discretion in the selection, engagement and discharge of its personnel and the direction and control thereof. The determination of the wages, salaries and compensation of the personnel, workers and employees of ACS shall be within ACS's full control.


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CONTACT WITH SIDEWARE CLIENTS

5.04 Sideware (or in the case of a Customer Service Contract negotiated by a Sideware VAR, the Sideware VAR)shall be the prime interface with Sideware Clients both before and after their entry into Customer Service Contracts. Notwithstanding the foregoing, it is recognised that ACS employees will likely have day-to-day contact with Sideware Clients' employees in providing ACS Services. It is also recognized that ACS may be the recipient of inquiries from Sideware Clients relating to the subject-matter of this Agreement which go beyond the day-to-day interface concerning ACS Services. Therefore, any such "high level" communications invited by a Sideware Client directly with ACS concerning any matter relating to this Agreement, the Customer Service Contract or Dr. Bean will not constitute a breach of this Agreement, provided that Sideware is notified of such contact by ACS prior to the communication where possible (and allowed to direct or assume such communication at Sideware's option) or, where not possible, subsequently in a timely manner.

6.  NON-DISCLOSURE , NON-COMPETITION, AND PROPRIETARY INFORMATION

CONFIDENTIAL INFORMATION

6.01 During the term of this Agreement, the parties may exchange proprietary and/or confidential information, including but not limited to, each party's performance, sales, financial, contractual, and technical data, and product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, customers, personnel, research, development or know-how, and the parties acknowledge that such will be considered confidential ("Confidential Information") provided that information disclosed by the disclosing party ("Discloser") will be considered Confidential Information by the receiving party ("Recipient") only if such information is conspicuously designated as "Confidential": (i) in writing, if communicated in writing; or (ii) confirmed in writing within thirty days of disclosure if disclosed orally, and provided further that Confidential Information shall not include information that: (i) is now or subsequently becomes generally available to the public through no fault or breach on the part of Recipient;
(ii) Recipient can demonstrate to have had rightfully in its possession prior to disclosure to Recipient by Discloser; (iii) is independently developed by Recipient without the use of any Confidential Information; or (iv) Recipient rightfully obtains from a third party who has the right to transfer or disclose it. Notwithstanding the foregoing limitations, all technical information relating to Dr. Bean will constitute Confidential Information, except to the extent that such technical information is generally available to the public through no fault or breach on the part of ACS.

PROHIBITION AGAINST DISCLOSURE OR UNAUTHORISED USE

6.02 Recipient agrees to use reasonable care, but in no event no less than the same degree of care that it uses to protect its own confidential and proprietary information of similar importance, to prevent the unauthorised use, disclosure, publication or dissemination of Confidential Information.

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Recipient agrees to accept Discloser's Confidential Information for the sole purpose of carrying out its obligations under this Agreement. Recipient further agrees that:

(a) Recipient will not to use Confidential Information otherwise for its own or any third party's benefit without the prior written approval of an authorised representative of Discloser in each instance; and


(b) except in connection with carrying out its obligations under this Agreement, neither Recipient nor any of its directors, officers, employees, subcontractors, consultants or other associates will carry on any business activities utilizing Discloser's Confidential Information;

For the purposes of this section, the entry by ACS or any of its directors, officers, employees, subcontractors, consultants or other associates into an agreement with an Sideware Client to provide the Sideware Client with outsourced customer service will constitute an unauthorized utilization of Sideware Confidential Information by ACS unless such agreement is expressly authorized in writing by Sideware, notwithstanding the fact that the Sideware Client's Customer Service Contract may have expired or been terminated.

COMPULSORY DISCLOSURE EXCEPTED

6.03 Section 6.02 notwithstanding, Recipient may disclose Confidential Information if required by any judicial or governmental request, requirement or order; provided that Recipient will take reasonable steps to give Discloser sufficient prior notice in order to contest such request, requirement or order by notifying Discloser of such request.

DERIVATIVES BELONG TO DISCLOSER

6.04 All Confidential Information, and any Derivatives thereof, whether created by Discloser or Recipient, remains the property of Discloser and no license or other rights to Confidential Information is granted or implied hereby other than as expressly set out in this Agreement. For purposes of this Agreement, "Derivatives" means:

(a) for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted;

(b)    for patentable or patented material, any improvement thereon;  and

(c) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.


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INFORMATION RELATING TO INTERNAL PROCEDURES

6.05 Discloser acknowledges that information and documentation created by Recipient in the course of carrying out this Agreement which relate to Recipient's internal processes and procedures in general shall be owned by Recipient and may be used by Recipient and its affiliated companies to facilitate delivery of similar services to other customers.

LIMITED WARRANTY

6.06 Discloser warrants that it has the right to disclose the Confidential Information to Recipient. Otherwise, all information is provided "AS IS" and without any warranty, express, implied or otherwise, regarding its accuracy or performance. Recipient will return all tangible Confidential Information, including but not limited to all computer programs, documentation, notes, plans, drawings, and Copies thereof, to Discloser immediately upon Discloser's written request.

COMPETITION PERMITTED

6.07 Subject to section 6.09, sections 6.01 to 6.06 shall not be construed to prevent either party from:

(a) entering into agreements with a similar purpose or similar terms to this Agreement with third parties;

(b) engaging in any activities with respect to competitive products or services;

(c) independently developing any materials, products or services which are similar to those of either party irrespective of their similarity to any materials, products or services delivered under this Agreement; or

(d) using data processing techniques, ideas, and other know-how gained during the performance of this Agreement in the furtherance of its business, to the extent that this does not result in the unauthorised disclosure or use of Confidential Information or unauthorised use of any Intellectual Property Right of the other party.

TERM

6.08 Recipient's duty to protect Discloser's Confidential Information as set out in sections 6.01 - 6.07 expires ten years from the date of disclosure of Confidential Information or ten years from the date of termination of this Agreement (including any renewal of this Agreement), whichever is later. For greater certainty, however, the ten year term set out in this section shall not apply to the obligation of ACS to protect proprietary technical information relating to Dr. Bean as set out below, which obligations shall be perpetual.


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PROPRIETARY RIGHTS IN DR. BEAN

6.09 ACS acknowledges that Sideware is the sole owner of all copyright, patent rights, moral rights, and other Intellectual Property Rights in Dr. Bean. ACS agrees that:

(a) ACS will not utilize Dr. Bean for any purpose other than providing ACS Services for Sideware Clients pursuant to this Agreement;

(b) ACS may not reverse engineer, decompile, or disassemble Dr. Bean, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation;

(c) unless express authorization is obtained from Sideware through a separate agreement, ACS may not re-sell, rent, lease, or lend Dr. Bean;

(d) unless express authorization is obtained from Sideware through a separate agreement, ACS may not assign, transfer, or sub-license any license granted pursuant to this Agreement;

(e) ACS does not by this Agreement acquire any form of ownership interest or Intellectual Property Right in Dr. Bean, other than the license rights expressly granted pursuant to this Agreement;

(f) ACS will hold in strict confidence, and will not disclose to any third party, any technical information provided to ACS by Sideware or any agent of Sideware relating to Dr. Bean; and

(g) all rights in respect of Dr. Bean which are not expressly granted to ACS pursuant to this Agreement are reserved to Sideware.

TRADEMARKS

6.10 Except where expressly stated, this Agreement does not grant to either ACS or Sideware any rights in connection with any trademarks or trade names of the other.

INJUNCTIVE RELIEF

6.11 Each party acknowledges that a violation of this Article 6 may cause irreparable harm to the other party for which no adequate remedy in damages exists, and each party therefore agrees that, in addition to any other remedies available, a party will be entitled to seek equitable remedies, including without limitation injunctive relief, to enforce the nondisclosure and non-competition obligations set forth in this Article 6. Without limiting the generality of the foregoing, each party agrees that a party seeking to enforce the obligations set out in this Article 6 shall be entitled to obtain interim, interlocutory, and permanent injunctive relief without having


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to prove irreparable harm, without regard to the balance of convenience, and without having to post a bond.

7.  REVIEW MEETINGS AND DISPUTE RESOLUTION

APPOINTMENT OF CONTACTS

7.01 Sideware and ACS shall each appoint a person (the "Contact") of suitable experience to be its single interface and point of initial contact for the duration of the Agreement.

PARTIES TO MEET

7.02 The parties, including the Contacts, will meet regularly at mutually agreed times and locations to discuss issues arising in connection with performance of this Agreement by Sideware and ACS.

CONTACTS TO MEET

7.03 In the event there is an issue which cannot be resolved at these review meetings, either party may request that their Contacts meet separately to resolve the issue.

DISPUTE RESOLUTION

7.04 As the final step in the dispute resolution process and prior to either party giving notice of termination for cause as described in section 8.02, Sideware and ACS will each designate another corporate executive who will meet to attempt to resolve the issue.

8.  TERM AND TERMINATION

TERM

8.01 This Agreement shall commence on the date set out at the beginning of this Agreement and continue for a term of one year. At the end of the initial term, this Agreement will be automatically renewed for additional one year terms unless either party gives 60 days written notice of cancellation prior to the end of the initial term or the end of any additional one year term.

TERMINATION FOR BREACH

8.02 Except for non-payment by Sideware, either party may terminate this Agreement by written notice for material breach provided:


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                                    - 14 -

(a) the dispute resolution process set out in Article 7 has been completed and has failed to resolve the issue;

(b) the terminating party thereafter gave 30 days written notice to the other party requiring the other party to rectify its material breach; and

(c) the other party failed to rectify its material breach within 30 days of receiving the notice specified in subsection (b).

In the event of non-payment by Sideware, ACS may give 30 days written notice after payment was due and terminate immediately if payment is not made by the end of the 30 day notice period. For purposes of this section a bona fide disagreement between Sideware and ACS as to any amount owing by Sideware to ACS shall not constitute non-payment by Sideware.

EXCEPTION

8.03 For purposes of section 8.02 ACS shall not be in material breach if its failure to perform hereunder is due to problems caused by Dr. Bean, Sideware or Sideware Client's data, by applications or other software owned or licensed by Sideware or Sideware Clients, by hardware failures for hardware not maintained by ACS or other causes beyond ACS's control.

TERMINATION FOR INSOLVENCY

8.04 If either party is adjudged bankrupt by a court of competent jurisdiction, commences proceedings for a dissolution or winding up of its affairs, seeks the protection of any debtors' relief legislation or has a receiver or receiver-manager of its assets appointed, such event shall be deemed to be a breach of this Agreement, the other party may terminate this Agreement immediately by written notice to the party in breach.

CONSEQUENCES OF TERMINATION

8.05   Forthwith upon termination of this Agreement:

(a)    Sideware shall cease entering into any new Customer Service Contracts;

(b) Sideware shall use diligent efforts to procure an alternate source for the services being rendered by ACS in respect of the Customer Service Contracts then in force;

(c) ACS will cooperate with Sideware to ensure as orderly a transition as possible from ACS to any alternate service provider arranged by Sideware in respect of those Customer Service Contracts then in force (such cooperation to include, without limitation, facilitating relocation of Sideware-owned equipment and software from an ACS site to a new Sideware or vendor location); and


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                                    - 15 -

(d) until Sideware is able to procure an alternate source for the services being provided by ACS, ACS will continue to provide ACS Services in respect of those Customer Service Contracts then in force.


CONDITIONS PRECEDENT

8.06 In the event that this Agreement is terminated by ACS for non-payment by Sideware, the obligations of ACS as set out in subsections 8.05(c), and (d) shall be conditional upon:

(a) Sideware's prior payment of all amounts then due and owing to ACS as of the date of termination of this Agreement; and

(b) Sideware providing reasonable security for payment for any ACS Services to be provided subsequent to termination of this Agreement pursuant to subsection 8.05(d).

For purposes of this section a bona fide disagreement between Sideware and ACS as to any amount owing by Sideware to ACS shall not constitute non-payment by Sideware.

RETURN OF DR. BEAN

8.07 Upon the termination or expiry of this Agreement and completion of any ACS Services to be provided pursuant to section 8.05(d), ACS shall:

(a)    cease using Dr. Bean; and

(b) forthwith certify to Sideware that ACS has destroyed or has returned all Copies of Dr. Bean to Sideware.

The requirement of subsection (b) applies to Copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials.


9.  INDEMNIFICATION AND LIMITATION OF DAMAGES

INDEMNIFICATION BY SIDEWARE

9.01 Sideware shall defend, indemnify, and hold harmless ACS from and against any claims by a Sideware Client relating to (i) defects or errors in the performance of Dr. Bean, other than as a result of changes or modifications made to Dr. Bean by anyone other than Sideware, or (ii) a breach by Sideware of the Client's Customer Service Contract.

INDEMNIFICATION BY ACS

9.02 ACS shall defend, indemnify, and hold harmless Sideware from and against any claims by third parties relating to (i) the ACS Services provided or to be provided by ACS, its agents, or its employees; or (ii) any statements, actions, or services of ACS not expressly authorized by this Agreement.

CONDITIONS PRECEDENT TO INDEMNIFICATION

9.03 The foregoing indemnities are conditional on (i) prompt written notice by the party seeking indemnification; (ii) cooperation in the defense of the claim, demand, or action; and (iii) the obtaining of prior written approval by the indemnifying party of any settlement or offer of settlement.

NO RECOVERY FOR CONSEQUENTIAL DAMAGES

9.04   EXCEPT FOR:

(A)    THE EXPRESS RIGHTS OF INDEMNIFICATION SET OUT IN SECTIONS 9.01 AND 9.02;
       OR

(B)    ANY LIABILITY FOR BREACH OF ANY PROVISION OF ARTICLE 6 OR SECTION 8.07;

(TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS, FOR BUSINESS INTERRUPTION, FOR PERSONAL INJURY, FOR LOSS OF PRIVACY, FOR FAILURE TO MEET ANY DUTY INCLUDING OF GOOD FAITH OR OF REASONABLE CARE, FOR NEGLIGENCE, AND FOR ANY OTHER PECUNIARY OR OTHER LOSS WHATSOEVER) ARISING OUT OF OR IN ANY WAY RELATED TO THE PERFORMANCE OF THIS AGREEMENT, OR ACTS OR OMISSIONS IN RELATION THERETO, EVEN IN THE EVENT OF FAULT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF CONTRACT, OR BREACH OF WARRANTY, AND EVEN IF THE SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

LIMITATION ON DAMAGES RECOVERABLE BY SIDEWARE

9.05 In addition to the limitations set out in section 9.04, in the event of ACS's failure to comply with section 2.05 in providing services in respect of any Customer Service Contract, the damages payable by ACS in respect of such breach shall be limited to the greater of:

(a) the damages payable by Sideware to any third party resulting from such breach; or

(b) the total amount paid by Sideware to ACS for ACS Services rendered in connection with such Customer Service Contract.


10.   NOTICES

NOTICES TO BE IN WRITING

10.01 No notice, approval, acceptance, waiver, consent or other communication pursuant to this Agreement shall be valid unless made in writing.

MANNER OF GIVING NOTICE

10.02 All notices, requests, demands and other communications hereunder shall be in writing, shall be delivered by hand or sent by telecopy, and shall be deemed to have been duly given if delivered by hand or telecopied:

       If to Sideware:

              Attn:  Mac Allan
              Sideware Systems Inc.
              Suite 102 - 930 West 1st Street
              North Vancouver, British Columbia
              Canada   V7P 3N4

              Fax No: 604-980-7121

       If to ACS:

              Attn:  Ken Bone
              Advanced Contact Solutions, Inc.
              2050 West 190th Street, Suite 210
              Torrance, California
              USA      90504

              Fax No: 310-212-0522

and shall be deemed to have been received, if delivered by hand, on the date of delivery, or if telecopied and if the sender has machine confirmation that the fax was transmitted to the correct fax number, on the business day of the transmission if the transmission occurs before or during the recipient's normal business hours, or on the business day next following the date of transmission, if the transmission occurs after the recipient's normal business hours.

CHANGE OF ADDRESS

10.03 Either party may change the address or designated representative to which notices from the other party must be sent by providing the other party with written notice of such change before the new address is to become effective.

11.   MISCELLANEOUS

JURISDICTION OF BRITISH COLUMBIA COURTS

11.01 Except as set out herein, Sideware and ACS affirm that it is the intention of the parties that all civil or criminal actions, all suits or special proceedings concerning the relationships of the parties, the interpretation of and/or validity of this Agreement, or any suit or proceedings to determine any right, privilege or remedy under this Agreement, or any suit or proceeding to determine any other civil or criminal cause of action between the parties hereto shall be commenced, prosecuted, and tried exclusively in the courts of competent jurisdiction in the Province of British Columbia, Canada, and both parties hereby attorn to such jurisdiction. Notwithstanding the foregoing, this section shall not prevent any party from commencing legal proceedings in another jurisdiction for the purpose of protecting such party's Confidential Information or Intellectual Property Rights, if proceedings in such other jurisdiction will provide more effective protection for such rights.

NON-WAIVER

11.02 Either party's lack of enforcement of any provision in this Agreement in the event of a breach by the other shall not be construed to be a waiver of any such provision and the non-breaching party may elect to enforce any such provision in the event of any repeated or continuing breach by the other.

ENTIRE AGREEMENT

11.03 This Agreement together with the Schedules hereto is the exclusive statement of the entire agreement between Sideware and ACS, and supersedes all prior oral or written representations or agreements between the parties, as to the subject matter hereof. Any modifications of this Agreement must be in writing and signed by both parties.

ILLEGALITY

11.04 If any provision of this Agreement is held invalid, illegal, or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

NO ASSIGNMENT

11.05 This Agreement may not be assigned by either party without the prior written consent of the other party, which consent may be unreasonably withheld.

COUNTERPART EXECUTION

11.06 This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

HEADINGS

11.07 The headings of this Agreement have been included for the convenience of the parties and are not part of the Agreement, nor are the headings to be used to alter or interpret the terms hereof.

SURVIVAL OF PROVISIONS

11.08 The provisions of Articles 6 and 10 survive termination of this Agreement.

ENFORCEABILITY

11.09 If any restriction as to capacity, responsibility, activity, period or geographic area imposed on a Party by this Agreement is finally determined by a court of competent jurisdiction to be unenforceable (the "Unenforceable Restriction"), and so often as the same shall occur, such Party agrees that upon written notice from the other specifying for inclusion in this Agreement of fewer capacities or responsibilities, or any activity of lesser scope or of a lesser time or geographic area than now contained herein (the "Lesser Restriction"), that this Agreement shall be deemed to be amended by the substitution of the Lesser Restriction for the Unenforceable Restriction, with retroactive effect to the date of this Agreement.

SCHEDULES

11.10  The following Schedules are attached to and incorporated into this
Agreement:


       Schedule "A"         -             Customer Service Contract
       Schedule "B"         -             Fee Schedule

GOVERNING LAW

11.11 This Agreement and all matters arising hereunder shall be governed by, construed and enforced in accordance with the laws of the Province of British Columbia, Canada.

CURRENCY

11.12 All sums of money to be paid or calculated pursuant to this Agreement shall be paid or calculated in currency of the United States of America unless otherwise expressly stated.

SIDEWARE SYSTEMS INC.             ADVANCED CONTACT SOLUTIONS, INC.

By:    "signed"                  By:   "signed"
   ------------------------           ------------------------
Name: Owen Jones                 Name: Kenneth W. Bone
     -----------------------           -----------------------
Title:    CEO                    Title:     President
      -----------------------           -----------------------